Exhibit 99.1

NEWS RELEASE

Investor Contact: Michael Russell, IR@sixflags.com
https://investors.sixflags.com	Media Contact: Kristin Fitzgerald, kristin.fitzgerald@sixflags.com

SIX FLAGS APPOINTS ASH WALIA CHIEF FINANCIAL OFFICER

CHARLOTTE, N.C. (May 27, 2026) – Six Flags Entertainment Corporation (NYSE: FUN) (“Six Flags” or the “Company”), North America’s largest regional amusement park operator, today announced the appointment of Ash Walia as Chief Financial Officer, effective June 17, 2026.

Ash Walia is a seasoned executive with more than twenty years of financial leadership at national retail and consumer businesses and significant experience leading large scale business transformations. He most recently served as CFO of private equity-owned Hot Topic and 99 Cents Only Stores. At both companies, he built high-performing teams and developed strategic frameworks to instill financial discipline and drive profitable growth through transitional moments for the businesses. Previously, he held several senior financial roles at Starbucks Corporation across operations, logistics and supply chain management, and helped achieve improvements in operational efficiency and profitability.

“Ash’s appointment follows a comprehensive search to identify the right leader to guide our financial organization in our next chapter, and we are excited to welcome him to the Six Flags team,” said Six Flags President and CEO John Reilly. “Ash’s deep financial expertise and experience leading organizations through transitional periods to unlock profitable growth will be valuable as we continue to advance our ongoing efforts to improve performance and create a more resilient business. We are confident we are taking the right steps, and now have the right team in place, to strengthen our company’s balance sheet, expand margins and deliver sustainable, long-term value for shareholders.”

“Six Flags is a storied business with a renowned portfolio of parks, and it is an honor to be joining the Company at such a pivotal moment,” said Walia. “With a new operating philosophy and clear strategic priorities, I believe Six Flags is well positioned to capture the tremendous opportunities ahead. I look forward to working closely with John and the rest of the team to strengthen Six Flags’ financial foundation and drive value for guests and shareholders.”

SIX FLAGS APPOINTS ASH WALIA CHIEF FINANCIAL OFFICER

May 27, 2026

Dave Hoffman, who has been serving as interim Chief Financial Officer since May 8, 2026, will continue to serve as Chief Accounting Officer.

About Ash Walia

Ash Walia has served as Chief Financial Officer of Hot Topic since 2021. Prior to Hot Topic, Walia was Chief Financial Officer of 99 Cents Only Stores, where he oversaw the finance, IT and marketing teams. From 2011 to 2018, he held various senior leadership roles at Starbucks Corporation across corporate finance, shared services and supply chain operations, including leading corporate finance as Senior Vice President of Corporate Finance. Earlier in his career, he spent seven years in supply chain financial roles of escalating responsibility with Kellogg’s, eventually serving as Vice President Finance, Global Supply Chain. Walia holds a Bachelor of Commerce degree from the University of Delhi, India.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator, with 20 amusement parks, 14 water parks and nine resort properties across 13 states in the U.S., Canada, and Mexico. The Company also manages an amusement park in Saudi Arabia. Focused on its purpose of creating FUN, thrills and a lifetime of memories, Six Flags provides immersive entertainment to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the Merger, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the Merger; failure to realize the expected amount and timing of benefits related to the sale of parks and undeveloped land; adverse weather conditions; general economic, political and market conditions, including global trade; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s operations; the impact of any potential shareholder activism; failure to attract, motivate and retain qualified domestic and international employees and key personnel; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Company; acts of terrorism or outbreak or escalation of war,

SIX FLAGS APPOINTS ASH WALIA CHIEF FINANCIAL OFFICER

May 27, 2026

hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com

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